GlobalOptions Group, Inc.

INDEPENDENT AUDITOR’S REPORT

To the Stockholder and Board of Directors
The Bode Technology Group, Inc.

We have audited the accompanying balance sheets of The Bode Technology Group, Inc. (the “Company”) as of December 31, 2006 and 2005 and the related statements of operations, stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, accessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bode Technology Group, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP
New York, New York
April 25, 2007

THE BODE TECHNOLOGY GROUP, INC.

BALANCE SHEET

December 31, 2006 and 2005

ASSETS

	2006	2005

CURRENT ASSETS
Cash and cash equivalents	$498,648	$1,008,169
Accounts receivable, net of allowance for doubtful
accounts of $315,937 and $231,322, respectively	5,269,956	4,566,148
Inventories	3,272,903	2,164,906
Prepaid expenses and other current assets	270,225	331,253

Total Current Assets	9,311,732	8,070,476

PROPERTY AND EQUIPMENT, Net	4,118,014	1,689,328

PATENTS, Net	80,951	57,587

GOODWILL	--	9,084,468

TOTAL ASSETS	$13,510,697	$18,901,859

The accompanying notes are an integral part of these financial statements.

THE BODE TECHNOLOGY GROUP, INC.

BALANCE SHEET

December 31, 2006 and 2005

LIABILITIES AND STOCKHOLDER'S EQUITY

	2006	2005

CURRENT LIABILITIES
Accounts payable	$467,933	$413,867
Accrued expenses and other current liabilities	309,575	312,576

Total Current Liabilities	777,508	726,443

DEFERRED RENT PAYABLE	80,153	--

TOTAL LIABILITIES	857,661	726,443

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
Common stock, $1 par value; 1,000 shares authorized,
issued and outstanding	1,000	1,000
Additional paid-in capital	26,420,930	18,601,128
Accumulated deficit	(13,768,894)	(426,712)

TOTAL STOCKHOLDER'S EQUITY	12,653,036	18,175,416

TOTAL LIABILITIES AND STOCKHOLDER'S
EQUITY	$13,510,697	$18,901,859

The accompanying notes are an integral part of these financial statements.

THE BODE TECHNOLOGY GROUP, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2006 and 2005

	2006	2005

REVENUES	$12,212,145	$19,754,414

COST OF REVENUES	11,947,017	17,481,826

GROSS PROFIT	265,128	2,272,588

OPERATING EXPENSES
Selling, general and administrative	4,397,851	4,124,517
Goodwill impairment	9,084,468	--
Depreciation and amortization	124,991	97,142

TOTAL OPERATING EXPENSES	13,607,310	4,221,659

NET LOSS	$(13,342,182)	$(1,949,071)

The accompanying notes are an integral part of these financial statements.

THE BODE TECHNOLOGY GROUP, INC.

STATEMENTS OF STOCKHOLDER'S EQUITY

For the Years Ended December 31, 2006 and 2005

				Retained
			Additional	Earnings	Total
	Common Stock		Paid-In	(Accumulated	Stockholder's
	Shares	Amount	Capital	Deficit)	Equity

BALANCE, January 1, 2005	1,000	$1,000	$14,606,616	$1,522,359	$16,129,975

Capital contributions from Parent Company	--	--	3,994,512	--	3,994,512

Net loss	--	--	--	(1,949,071)	(1,949,071)

BALANCE, December 31, 2005	1,000	1,000	18,601,128	(426,712)	18,175,416

Capital contributions from Parent Company	--	--	7,819,802	--	7,819,802

Net loss	--	--	--	(13,342,182)	(13,342,182)

BALANCE, December 31, 2006	1,000	$1,000	$26,420,930	$(13,768,894)	$12,653,036

The accompanying notes are an integral part of these financial statements.

THE BODE GROUP TECHNOLOGY GROUP, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2006 and 2005

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,342,182)	$(1,949,071)
Adjustments to reconcile net loss to net cash used in
operating activities:
Loss on disposal of property and equipment	8,782	--
Bad debt expense	90,000	--
Goodwill impairment	9,084,468	--
Depreciation and amortization	837,485	651,827
Deferred rent	80,153	--
Expenses charged by Parent Company	1,181,161	2,022,109
Changes in operating assets and liabilities:
Accounts receivable	(793,808)	(505,653)
Inventories	(1,107,997)	(434,254)
Prepaid expenses and other current assets	61,028	(156,863)
Accounts payable	54,066	163,950
Accrued expenses and other current liabilities	(3,001)	81,469

TOTAL ADJUSTMENTS	9,492,337	1,822,585

NET CASH USED IN OPERATING ACTIVITIES	(3,849,845)	(126,486)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3,270,739)	(949,630)
Patent costs	(27,578)	--

NET CASH USED IN INVESTING ACTIVITIES	(3,298,317)	(949,630)

CASH PROVIDED BY FINANCING ACTIVITIES
Capital contributions from Parent Company	$6,638,641	$1,972,403

THE BODE GROUP TECHNOLOGY GROUP, INC.

STATEMENTS OF CASH FLOWS, Continued

For the Years Ended December 31, 2006 and 2005

	2006	2005

NET (DECREASE) INCREASE IN CASH
AND CASH EQUIVALENTS	$(509,521)	$896,287

CASH AND CASH EQUIVALENTS - Beginning	1,008,169	111,882

CASH AND CASH EQUIVALENTS - Ending	$498,648	$1,008,169

The accompanying notes are an integral part of these financial statements.

THE BODE TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Nature of Business

The Bode Technology Group Inc, (“Bode” or the “Company”) was organized on February 23, 1995 and incorporated in the state of Virginia. Since April 30, 2001, Bode has been a wholly-owned subsidiary of ChoicePoint, Inc. (“ChoicePoint” or the “Parent Company”) (NYSE: CPS).

ChoicePoint is a leading provider of identification and credential verification services for making smarter decisions in a world challenged by increased risks. Serving the needs of business, government, non-profit organizations and individuals, ChoicePoint works to create a safer and more secure society through the responsible use of information while working diligently to protect personal privacy. On July 10, 2006, ChoicePoint announced its intent to divest various businesses, including Bode, as a result of a company-wide strategic review (Note 8).

Bode provides forensic DNA analysis, proprietary DNA collection products, and research services to law enforcement agencies, federal and state governments, crime laboratories and disaster management organizations throughout the United States and around the world.

The Company derives a substantial portion of its funds for operations from its Parent Company to fund its business. Without such financial support, the Company would not have sufficient capital to operate. For the years ended December 31, 2006 and 2005, ChoicePoint provided Bode funds amounting to $7,819,802 and $3,994,512, respectively. Such amounts were recorded as capital contributions in the accompanying financial statements.

Certain indirect operating expenses of ChoicePoint were allocated to Bode based on percentage of net sales. Such allocated expenses included in selling, general and administrative expenses in the accompanying financial statements amounted to $1,181,161 and $2,022,109 for the years ended December 31, 2006 and 2005, respectively. Corporate expenses allocated to Bode are costs which benefit Bode and are required for its operations. In the opinion of management, this method of allocating these costs are reasonable.

NOTE 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. As of December 31, 2006 and 2005, the Company had cash balances in financial institutions in excess of the maximum amount insured by the Federal Deposit Insurance Corporation.

THE BODE TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Revenue Recognition and Related Costs
Bode recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence that an agreement exists, prices are fixed or determinable, services and products are provided to the customer, and collectibility is reasonably assured. The Company reduces revenue for estimated discounts and other allowances.

Bode derives revenues from the following sources: (1) forensic DNA analysis (2) research and development projects, and (3) sales of DNA collection products. The Company recognizes revenues from forensic DNA analysis at the time tests are completed and the results are reported to the customer. Revenues from research and development projects are recognized as the related research is completed and when the Company has satisfied specific obligations under the terms of the respective agreements. Revenue from the sales of DNA collection products are recognized upon delivery of the products to the customer.

Forensic DNA analysis is billed on a per sample fixed fee arrangement. Research and development projects are billed on a cost plus fixed fee arrangement.

Costs incurred in the performance of forensic DNA analysis are recorded as inventories and charged to cost of revenues upon the completion of the project, which generally ranges from one to three months. Costs related to research and development projects are expensed as incurred and costs related to DNA collection products are maintained as inventories and charged to operations when the products are delivered.

Inventories
Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Reserves for obsolete inventories are provided for based on historical experience.

Property and Equipment
Property and equipment, which consist of laboratory equipment, furniture and fixtures, and computer equipment and software, are carried at cost, less accumulated depreciation and amortization, which is computed on the straight-line basis over the estimated useful lives of the related assets, which range from three to eight years. Leasehold improvements, which are also included in property and equipment, are recorded at cost, less accumulated amortization, which is computed on the straight-line basis over the shorter of their estimated useful lives or the lease term. Expenditures for maintenance and repairs are charged to expense as incurred.

THE BODE TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Patents
Costs incurred to acquire and file for patents, including legal costs, are capitalized as long-lived assets and amortized on a straight-line basis over the lower of the estimated useful life or legal life of the patent, which is 17 years. Accumulated amortization on the patents amounted to $18,260 and $14,046 as of December 31, 2006 and 2005, respectively. Amortization expense for the years ended December 31, 2006 and 2005 amounted to $4,214.

Goodwill and Impairment
Goodwill represents the excess of cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is not amortized, but tested for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable. In connection with ChoicePoint’s decision to divest itself of Bode, the Company determined that the carrying value of goodwill was no longer recoverable and, accordingly, recorded an impairment charge amounting to $9,084,468.

Research and Development
Costs incurred for research and product development, including salaries and related personnel costs, fees paid to consultants and outside service providers, material costs for prototypes and test units, are expensed as incurred. In addition, the Company recognizes research and development expenses in the period incurred and in accordance with the specific contractual performance terms of such research agreements. Costs incurred in obtaining technology licenses and development of software are charged to research and development expense if the technology licensed or the software has not reached technological feasibility.

Advertising
The Company expenses the cost of advertising as incurred. Advertising expense for the years ended December 31, 2006 and 2005 was approximately $16,000 and $23,000, respectively.

Shipping and Handling Costs
Shipping and handling costs are billed to the customers and included as part of cost of revenues. Shipping and handling costs for the years ended December 31, 2006 and 2005 were approximately $59,000 and $68,000, respectively.

THE BODE TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Income Taxes
The Company reports its income for federal and state income taxes purposes on a consolidated basis with ChoicePoint. However, the Company’s federal and state income taxes have been determined on a stand-alone basis in the accompanying financial statements.

The Company accounts for income taxes using the liability method as required by SFAS No. 109, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits which are not expected to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company was not required to provide for a provision for income taxes for the years ended December 31, 2006 and 2005, respectively, as a result of the losses it incurred during those years. A full valuation allowance has been provided for deferred tax assets resulting from net operating loss carryforwards, as it is more likely than not that the deferred tax assets will not be realized.

Recent Accounting Pronouncements
In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" (the "Interpretation"). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This Statement defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact that the adoption of SFAS No. 157 will have on its results of operations and financial condition.

THE BODE TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued
In September 2006, the staff of the SEC issued Staff Accounting Bulletin No. 108 ("SAB 108") which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective in fiscal year 2007. Adoption of SAB 108 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115” (“SFAS No. 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. The Company is in the process of evaluating the impact that the adoption of SFAS No. 159 will have on its results of operations and financial condition.

Use of Estimates
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to makes estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

Fair Value of Financial Instruments
The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values because of the short-term nature of these financial instruments.

THE BODE TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - Accounts Receivable

Accounts receivable consists of the following as of December 31, 2006 and 2005:

	December 31,
	2006	2005
Accounts receivable	$5,125,626	$2,772,079
Unbilled accounts receivable	460,267	2,025,391
	5,585,893	4,797,470
Less: allowance for doubtful accounts	(315,937)	(231,322)

Accounts Receivable, Net	$5,269,956	$4,566,148

Accounts receivable is primarily composed of amounts owed by government agencies. Unbilled accounts receivable represent completed forensic DNA analysis that have been reported to the customer but have not been invoiced.

NOTE 4 - Inventories

Inventories consists of the following as of December 31, 2006 and 2005:

	December 31,
	2006	2005
Raw materials	$1,375,648	$1,116,474
Work in progress - DNA analysis	1,595,194	815,937
Finished goods	558,061	488,495
	3,528,903	2,420,906
Less: reserves for obsolescence	(256,000)	(256,000)

Inventories, Net	$3,272,903	$2,164,906

Raw materials consist mainly of reagents, primers, enzymes, chemicals and plates used in genotyping and components to manufacture kits. Work in progress consists mainly of databanking and casework not yet completed and kits that are in the production process. Finished goods consist mainly of kits that have been produced, but have not been shipped.

THE BODE TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - Property and Equipment

Property and equipment consists of the following as of December 31, 2006 and 2005:

	2006	2005
Laboratory equipment	$3,320,075	$3,213,342
Computer equipment and software	1,107,469	725,400
Furniture and fixtures	689,462	345,641
Leasehold improvements	2,093,242	110,151
	7,210,248	4,394,534
Less: accumulated depreciation and amortization	(3,092,234)	(2,705,206)

Property and Equipment, Net	$4,118,014	$1,689,328

Depreciation and amortization of property and equipment (excluding patents) for the years ended December 31, 2006 and 2005 was $833,271 and $647,613, respectively. Depreciation and amortization charged to cost of revenues amounted to $712,494 and $554,685 for the years ended December 31, 2006 and 2005, respectively.

NOTE 6 - Commitment

Effective August 28, 2006, the Company executed a lease for its new office space located in Lorton, Virginia. The Company is required to pay an initial annual base rent of $51,661 per month and a three percent increase per annum over a ten-year period. In addition, the Company is required to pay additional rents as defined by the lease. The lease is considered an operating lease and rent charged to operations for the year ended December 31, 2006 amounted to $235,135. As of December 31, 2006, the Company recorded $80,153 in deferred rent payable, which represents the difference between the rent expense computed on the straight-line method and the Company’s actual rent payments.

Future minimum lease payments under this lease are as follows:

For the Year Ending December 31,	Amount
2007	$626,091
2008	644,830
2009	664,211
2010	684,106
2011	704,642
Thereafter	3,575,189

Total	$6,899,069

THE BODE TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 7 - Major Customer and Concentration of Credit Risk

For the years ended December 31, 2006 and 2005, the Company derived an aggregate of approximately 98% of its revenue from the U.S. federal, state, and city governments. Management is of the opinion that the probability of incurring losses due to credit risk with the U.S. government is remote.

The Company performs periodic credit evaluation of its customers’ financial condition and generally does not require a deposit from government agencies or private institutions.

NOTE 8 - Subsequent Events

On February 28, 2007, GlobalOptions Group, Inc. (“GlobalOptions”) (OTC BB: GOPG.OB) acquired all of the outstanding common stock of the Company for an aggregate purchase price of $12.5 million in cash, subject to certain purchase price adjustments, pursuant to a Stock Purchase Agreement dated February 28, 2007.

Through the acquisition of Bode, GlobalOptions assumed the operating lease for office space located in Lorton, Virginia (Note 6).